UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street Box 130 Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off -Balance sheet Arrangement of a Registrant.

On June 30, 2006, the Company renewed its $20 million line of credit agreement with Commerce Bank, N.A. for a period of one year to July 1, 2007. At June 30, 2006, there were no outstanding borrowings under the line of credit. Except for the expiration date, the terms of the line of credit agreement are unchanged.

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits

4.1    Fourth Amendment to Line of Credit Loan Agreement between Registrant and Commerce Bank, N.A., dated June 30, 2006, and related Fourth Amended and Restated Line of Credit Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: June 30, 2006	By:	/s/ Brian Cahill
Brian Cahill
Chief Financial Officer